Exhibit 10.1
LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made this 12th day of May, 2005, by and between Hale Properties, LLC, a limited liability company (hereinafter referred to as “Landlord”) and First Mariner Bank, a Maryland corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

In consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby mutually agree as follows:

1. Premises. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, for the term and on the conditions hereinafter provided, approximately 56,658 rentable square feet of space on the 16thand 4th floors, and known as Suites TBD (hereinafter referred to as the “Demised Premises”), of the building known as Canton Crossing Tower (“Building”), together with the right to the non-exclusive use, in common with others, of such footways, hallways, parking areas and other facilities designed for common use in the Building or on the land on which the Building is located (hereinafter collectively referred to as the “Property”). The Demised Premises are marked on the plan attached hereto as Exhibit A and incorporated herein by reference. Tenant has the option to lease up to 56,658 additional square feet of space within five years of date of occupancy, upon mutual agreement with landlord and upon availability, at the current rate of $25.00 per square foot, adjusted in accordance with the terms of the lease as described in paragraph 5.

2. Term.

(a)  The Demised Premises are leased for a term (hereinafter called the “Initial Term”) commencing on the first day of TBD 2006, (or within ninety (90) days after receipt of written notice of Demised Premises being available for the Tenant’s use and occupancy) (hereinafter referred to as the “Lease Commencement Date”) and ending on the last day of TBD 2016 (hereinafter referred to as the “Expiration Date”), unless the Term shall sooner cease or expire as hereinafter provided.

 Under the following terms and conditions, Tenant shall have the option to extend the Initial Term of this Lease for 4 additional term(s) of 5 years each (each such additional term being hereinafter referred to as the “Extension Period”). Such option shall be null and void unless (a) Tenant notifies Landlord in writing, of Tenant’s election to exercise that option not more than twelve (12) months, nor less than six (6) months prior to the date this Lease would otherwise expire; and (b) at the time of such exercise and at all times thereafter prior to the commencement of any Extension Period, this Lease is in full force and effect, Tenant is in actual occupancy of the Premises, and Tenant is not then in default of any of its obligations under this lease. Such Extension Period shall be upon the same terms and conditions as apply with respect to the Initial Term, except (a) Tenant shall have no right to extend the Term beyond the 4th Extension Period referred to above, and (b) the Minimum Rent for each year of the Extension Period shall be the ongoing rates adjusted in paragraph 5.

  “Term” shall include each Extension Period for which the foregoing extension option shall be effective and has been duly exercised hereunder.

(b) Landlord shall give Tenant sixty (60) days prior written notice of the anticipated date of substantial completion of the work to be performed in the Demised Premises pursuant to the provisions of Exhibit B which is attached hereto and incorporated herein by reference, and Tenant agrees to accept the Demised Premises which shall be deemed available for Tenant’s use and occupancy after Tenant’s or Tenant’s designated representative on-site examination of the Demised Premises, when Landlord has (i) substantially completed the work required to be performed by Landlord, as described in the Exhibit B, and (ii) procured a certificate of occupancy for the Demised Premises for the purposes herein provided. The work to be done by Landlord shall be deemed substantially completed even though minor details or adjustments which shall not materially interfere with Tenant’s use other than ingress and egress of the Demised Premises to conduct its business in the ordinary course may not then have been completed, but which work Landlord shall complete within thirty (30) days thereafter.

(c) By taking of possession of the Demised Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that Landlord’s work has been substantially completed subject to the Landlord’s completion of the items referenced in section 2 (b) above.

(d) After the Lease Commencement Date, upon request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver to one another a written instrument, in the form of Exhibit C which is attached hereto, certifying the Lease Commencement Date and Expiration Date.

(e) Tenant covenants and agrees to endeavor in good faith to comply with the time path to be established by Landlord in connection with the completion of the work to be performed by Landlord, as described in Exhibit B. If Tenant causes a delay in the delivery of possession of the Demised Premises by virtue of having failed to provide or approve plans and specifications, samples or other items which Tenant is required to provide or approve, within the deadlines required therefor, or by virtue of having requested changes in the work, or for any other material reason, then in such event, the Lease Commencement Date shall be on the date on which the Demised Premises would have been available for Tenant’s use and occupancy but for such Tenant delay, and Tenant’s obligations hereunder shall commence as of such date.

3. Rent.

(a)  Tenant shall pay as Minimum Rent (hereinafter referred to as “Minimum Rent”) the amount of $25.00 per rental square foot or $1,416,450.00 per annum, payable in equal monthly installments of $118,037.50. Additionally, tenant shall pay the monthly common area maintenance charge of $6.50 per rental square foot or $368,277.00 per annum, payable in monthly installments of $30,689.75. The first installment of which shall be payable upon the execution of this Lease, and the remaining installments of which shall be payable in advance on the first (1st) day of each month thereafter at the office of Landlord herein designated (or at such other place as Landlord may designate in a notice to Tenant), without prior demand therefor and without any setoff, deduction or counterclaim whatsoever.

(b) Upon signing this Lease, Tenant shall deposit with the Landlord the sum of $118,037.50, which shall be retained by the Landlord as security for the Tenant’s payment of Rent and performance of all of its obligations under the provisions of this lease. On the occurrence of an Event of Default (as defined herein), the Landlord shall be entitled, at its sole discretion, to (i) apply any or all of such sum in payment of any Rent then due and unpaid, any expense incurred by the Landlord in curing any such default, and/or any damages incurred by the Landlord by reason of such default (including but not limited to reasonable attorneys’ fees), in which event Tenant shall immediately restore the amount so applied, and/or (ii) to retain any or all of such sum in liquidation of any or all damages suffered by the Landlord by reason of such default. However, the foregoing shall not serve in any event to limit the rights, remedies and damages accruing to the Landlord in any provision of this Lease on account of default by Tenant. The security deposit shall not be applied to the last month’s installment of Rent; rather, upon the termination of this Lease, any of such security deposit then remaining shall be returned to the Tenant. Such security deposit shall not bear interest while being held by the Landlord hereunder.

(c)  Tenant shall pay as additional rent (“Additional Rent”) all such other amounts as shall become due and payable by Tenant to Landlord under this Lease. Except as specified elsewhere in this Lease, Additional Rent shall be paid by Tenant with the next monthly installment of Minimum Rent falling due upon receipt of an itemized statement. Landlord shall have the same remedies for default in the payment of Additional Rent as are available to Landlord in the case of default in the payment of Minimum Rent. (Hereinafter, the term “Rent” shall collectively refer to Minimum Rent and Additional Rent.)

(d) If the Term of this Lease begins on a date other than the first day of a month, Rent from such other date to the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental for each day, payable in advance.

4. Landlord’s Costs.

(a)  With the commencement of the Lease, and continuing for each subsequent calendar year or portion thereof during the Term, Tenant agrees to pay Landlord as Additional Rent, Tenant’s Pro Rata Share (as hereinafter defined) of the Landlord’s Costs (as hereinafter defined).

(b) For purpose of this Lease:

(i) “Tenant’s Pro Rata Share” shall mean 11.88% representing the ratio that the rentable area of the Demised Premises (i.e., 56,658 rentable square feet) bears to the total rentable area in the Building (i.e., 476,915 rentable square feet).

   (ii) “Landlord’s Costs” shall mean the sum of Taxes and Assessments and Operating Expenses.

   (iii) “Taxes and Assessments” shall mean all taxes, assessments and governmental charges (including personal property and real estate taxes), whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Property or by others subsequently created, and any other taxes and assessments (including franchise taxes) attributable to the Property or its operation, whether or not directly paid by Landlord, excluding, however, federal and state taxes on income (unless such income taxes replace, in whole or in part, real estate taxes). Taxes and Assessments shall be the amount due in cash for any year and shall not be determined on an accrual or fiscal year basis. It is agreed that Tenant shall be responsible for ad valorem taxes on its personal property.

    (iv) Commencing after the calendar year in which the Commencement Date falls, Tenant shall pay to Landlord in each year of the Term a Pro Rata Share of the amount by which the Operating Expenses other than those charges covered in paragraph 3A and denominated as “common area maintenance charge”(defined below) for each such year exceed the Base Operating Expenses (defined below). “Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature incurred in conjunction with the ownership, management, maintenance, repair and operation of the Building and Property, including but not limited to the following: (1) cost of wages and salaries of all employees engaged in the operation and maintenance of the Building and surrounding grounds and common areas, including but not limited to payroll taxes, insurance and benefits; (2) cost of all supplies and materials used in the operation, maintenance and repair of the Building and all other portions of the Property; (3) cost of all utilities (including surcharges) including but not limited to water, sewer, HVAC Facilities Charges electricity and gas for both the rentable space and common areas of the Building; (4) costs incurred under all maintenance and service agreements for the Building, including but not limited to access control, energy management services, window cleaning, elevator maintenance, janitorial service and landscaping; (5) cost of insurance relating to all of such property, including but not limited to the cost of casualty and liability insurance; (7) property management fees and expenses; (8) cost of audit and accounting services solely for the Property; (9) the costs of any repairs, replacements or capital improvements required or made necessary by law or changes in law; (10) cost of any capital improvements made to the Building that, in the Landlord’s reasonable judgment, will reduce other operating expenses or increase energy efficiency; (11) cost of any licenses or permits required by any public authority; (12) all real property taxes, assessments, sewer rates, ad valorem charges, rents and charges, front foot benefit charges, all other governmental impositions in the nature of any of the foregoing, and all costs and expenses (including attorneys’ fees and court costs or other proceedings) incurred in contesting property tax assessments or any other such governmental impositions. For the purposes of this provision, operating Expenses shall not include (a) the cost of capital improvements (except as expressly provided above), (b) the cost of tenant improvements within tenant spaces, (c) ground rent or debt service, or (d) depreciation. The “Base Operating Expenses” shall be defined in the form of an Expense Stop equal to $6.50 per rentable square foot (the “Expense Stop”). Operating Expenses applicable during any calendar year during the Term of this lease that exceed the Expense Stop will be billed to the Tenant as Additional Rent. Tenant shall not be entitled to any credit or rebate in the event Operating Expenses in any one-year during the term are lower than the Expense Stop, unless Landlord has offered another Office Space tenant a lesser amount.

(c) Landlord shall endeavor to give to Tenant, on or before the first day of April of each year, a written statement prepared by Landlord setting forth the increase, if any, in the Additional Rent payable by Tenant hereunder; provided, however that Landlord’s failure to give such statement by said date shall not constitute a waiver by Landlord of its right to require an increase in Additional Rent. An amount equal to 110% of any such increase shall be used as an estimate of the increase in Additional Rent for the then current year. The amount of the estimate shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord concurrently with the regular Minimum Rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular Minimum Rent payments for the balance of that calendar year, and shall continue until the next year’s statement is rendered. If during the next or any succeeding year the actual increase exceeds the estimated increase in Additional Rent, then upon receipt of a statement thereof from Landlord, Tenant shall pay a lump sum equal to the difference between the actual increase and the total of the monthly installments of estimated increases paid in the previous calendar year for which comparison is then being made. If in any year the estimated increase shall exceed the actual increase, then Landlord shall provide Tenant with a credit toward the next installment of Minimum Rent in an amount equal to the difference between the estimated increase and the actual increase. Upon termination of this Lease, any money owed by one party to the other shall be promptly paid. The foregoing obligation shall survive the termination or expiration of this Lease. Failure of Landlord to provide the timely written statements, on three separate occasions, setting forth the increase shall constitute waiver. Upon each failure of Landlord to provide said statement, Tenant must provide written notification of such failure, and provide Landlord 30 days to cure default.

(d) Each statement provided by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of the statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the respects in which Tenant considers the statement to be incorrect. If Landlord and Tenant are unable to resolve the dispute, Tenant shall then have the right to inspect Landlord’s books and records relating to the statement. Landlord agrees to cooperate and make the books and records available for Tenant inspection, upon prior written notification from Tenant giving Landlord 30 days to comply. Pending determination of the dispute, Tenant shall pay, within ten (10) days after notice thereof, any amounts due from Tenant in accordance with the statement, but such payment shall be without prejudice to Tenant’s position.

5. Annual Adjustment to Rent. Commencing on the first (1st) anniversary of the Lease Commencement Date, and on each such anniversary thereafter during the Term (each of such dates being hereinafter referred to as “Adjustment Date”), the Minimum Rent shall be increased by an amount equal to the product of (i) the Minimum Rent in effect immediately preceding the Adjustment Date then at hand (disregarding any rental concessions or abatements then in effect), and (ii) CPI not to exceed three percent (3%). The Minimum Rent, as adjusted, shall be due and payable as of such Adjustment Date and on the first (1st) day of each month thereafter until the next Adjustment Date or the end of the Term, as applicable.

6. Past Due Rent and Late Charges. Each payment of Rent shall be made promptly when due, without any demand, deduction or setoff whatsoever, at the place directed by the Landlord. Any payment of Rent not made when due shall, at Landlord’s sole option, bear interest at the rate of 18% per annum from the due date until paid. Additionally, any payment of Rent not paid within 10 days of when due shall be considered delinquent and subject to a late payment charge, for each occurrence of delinquency, of 5% of the amount overdue and payable. This late payment shall be in addition to the interest provided for above and shall be due and payable with the next succeeding Rent payment. The obligation to pay Rent shall survive the termination of the Lease.

7. Use of Demised Premises. Tenant shall continuously use and occupy the Demised Premises solely for providing financial services and products subject to, and in accordance with, all applicable zoning and other governmental regulations. Tenant shall not abandon or substantially abandon the Demised Premises. Tenant shall not obstruct, interfere or conflict with the rights of other tenants, nor perform or fail to perform any action which would conflict with the fire laws or regulations, or with any insurance policy for the Property, or with any local, state or federal statutes, rules or regulations now existing or subsequently enacted, nor shall Tenant use or permit the Demised Premises (or any part thereof) to be used for any disorderly, unlawful or hazardous purposes, or for any purpose other than that specified herein. Tenant shall not generate trash or other refuse in form different, or quantity greater, than customarily generated by a normal office use for an area the size of the Demised Premises.

8. Common Area. All common areas and facilities not within the Demised Premises which Tenant is hereby permitted to use are to be used and occupied under a revocable license, on a non-exclusive basis in common with other tenants and their respective employees, agents and invitees; and if the amount of such areas shall be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such areas be deemed constructive or actual eviction; provided however, that such diminution shall not impair ingress or egress nor impair Tenant’s ability to conduct business in the ordinary manner.

9. Parking. Parking for the Property includes the non-exclusive right to use 310 spaces in the surface parking areas as directed by Landlord. Additionally, Tenant may use 50 parking spaces in the executive parking surface lot adjacent to the Building. The parking areas and surface lot are referred to as the “Parking Facilities.” The use of the Parking Facilities by Tenant, and Tenant’s employees, visitors, invitees and licensees, shall be at their sole risk and expense, and in no event shall Landlord have any liability for damage, to or theft or loss of, property of Tenant or of Tenant’s employees, visitors, invitees or licensees sustained in or about the Parking Facilities. The Parking Facilities shall be subject to reasonable rules and regulations governing the use thereof, a copy, which is attached hereto as Exhibit E. Tenant agrees to keep, observe and comply with all such rules and regulations, and will direct and require its employees, visitors, invitees and licensees to comply therewith. No one is authorized to accept possession of any vehicle from Tenant or from Tenant’s employees, visitors, invitees or licensees, or to accept custody of any articles from Tenant.
10. Subletting and Assignment. Other than to it’s wholly owned subsidiaries and affiliates, Tenant shall not sublet the Demised Premises or any part thereof, nor transfer possession or occupancy thereof to any person, firm or corporation, nor transfer or assign this Lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, nor shall any subletting or assignment hereof be effected by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant is a non-public corporation, any transfer of a majority of Tenant’s issued and outstanding capital stock shall be deemed an assignment under this Section. If Tenant is a partnership, any transfer of any interest in the partnership or other change in the composition of the partnership which results in a change in the management of Tenant from the person(s) managing the partnership on the date hereof shall be deemed an assignment under this Section. In the event Tenant desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall give to Landlord thirty (30) days prior written notice of Tenant’s intention to do so. Within thirty (30) days after receipt of said notice, Landlord shall have the right to sublet the Demised Premises from Tenant at the same Minimum Rent and Additional Rent stipulated herein. In the event Landlord has not exercised its right to sublet the Demised Premises as provided above in this paragraph, Tenant may assign this Lease or sublet all or a portion of the Demised Premises as set forth in the notice after first obtaining the written consent of Landlord, as aforesaid, which consent shall not be unreasonably withheld or delayed. If Tenant does not so assign or sublet within sixty (60) days of the original notice to Landlord pursuant to this paragraph, then Tenant shall again be required to comply with the notice provision hereof, and Landlord shall again have the right to sublet. The consent by Landlord to any assignment or subletting by Tenant to another party shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee or subtenant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall any such assignment or subletting relieve Tenant from the requirement to give Landlord thirty (30) days prior written notice or from obtaining Landlord’s prior written consent to any future assignment or subletting. Tenant shall pay as Additional Rent all costs including reasonable attorney’s fees, incurred by Landlord, in connection with the approving and documenting any subletting/or assignment. In the event of a default of Tenant under Section 26, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant, and hereby authorizes each such subtenant to pay said rent directly to Landlord. Such assignment shall cease upon the curing of the default.

11. Upkeep of Demised Premises and Surrender.

(a)  Tenant shall keep the Demised Premises and the fixtures and equipment therein in a clean, safe and sanitary condition, shall take good care thereof and shall permit no waste or injury thereto. Tenant shall make all repairs to the Demised Premises necessitated by the acts or omissions of Tenant, or its agents, employees, contractors, licensees or invitees.

(b) Tenant shall, at the expiration or termination of the Term of this Lease, surrender and deliver the Demised Premises to Landlord broom clean, and in the same order and condition as the same now is or shall be in at the commencement of the Term together with all equipment and built-ins such as refrigerator, microwave oven, and cabinets, ordinary wear and tear and casualties for which Tenant is not responsible hereunder excepted. Upon the expiration or termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Demised Premises.

12. Alterations.

(a)  The Landlord shall have the right to perform all Premises Work (as hereinafter defined) reasonably requested by Tenant, at Tenant’s expense under the conditions as defined in Section 12d below, during the Term of the Lease. Tenant understands and agrees that any work requiring a building permit will necessitate preparation of drawings and Tenant agrees to pay for same, including the cost of the building permit. The Landlord shall charge Tenant a fee equal to ten percent (10%) of the total cost of alterations in the event it elects to perform said work. In the event that Landlord does not elect to perform said Premises Work, then Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, prior to performing any Premises Work and shall use contractors that are reasonably acceptable to Landlord. Tenant shall provide such drawings, plans and specifications as are requested by Landlord in reviewing any such proposed improvements. If Landlord consents to such Premises Work, it shall be made at Tenant’s sole cost and expense and at such time and in such manner so as to not unreasonably interfere with the use and enjoyment of the Building by any other tenant. Tenant shall not make any alteration, addition or improvement to the Premises, whether structural or nonstructural, without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall provide such drawings, plans and specifications as are requested by Landlord in reviewing any such proposed improvements. If Landlord consents to any such proposed alteration, addition or improvement, it shall be made at Tenant’s sole cost and expense and at such time and in such manner as to not unreasonably interfere with the use and enjoyment of the remainder of the Premises by any other tenant or other person. Landlord may, as a condition of granting its consent or approval hereunder, require Tenant to post such payment and performance bonds as Landlord deems reasonable to protect Landlord, any Mortgagee, and the Premises. In making any alteration, addition or improvement to the Premises, Tenant shall use materials equal or exceeding in quality and kind the original construction, as certified by the architect who designed the Premises or by such other architect as is designated by Landlord. All such alterations, additions and improvements shall be performed (a) in a good and workmanlike manner; (b) in accordance with all applicable laws and regulations, including but not limited to the ADA (Americans with Disabilities Act); (c) in accordance with all applicable insurance requirements and requirements of any Mortgagee; and (d) in accordance with the drawings, plans and specifications approved by Landlord. All work performed by Tenant shall be subject to Landlord’s inspection and approval to determine whether it complies with the requirements of this Lease. Prior to the commencement of any such work by Tenant, Tenant shall obtain all necessary endorsements to the insurance required by Section 22 hereof to be sure the same covers the performance of such work. Furthermore, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all damages, losses or liability arising from such alterations or improvements or the construction thereof by Tenant, its agents, servants, invitees and employees other than Landlord. For purposes hereof, the term “Premises Work” shall mean the following: any construction, repair, refurbishment or restoration, including without limitation, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunications, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in or to the Demised Premises.

(b) All alterations, installations, fixtures, changes, replacements, additions or improvements, including wall-to-wall carpet, within the Demised Premises shall, at the election of Landlord, remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration or termination of the Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, additions to or improvements made by Landlord at Tenant’s request after the commencement of the Term be removed upon the expiration or termination of this Lease, then Landlord shall so notify Tenant at the time Tenant requests such alterations and Landlord, at Tenant’s expense, shall remove the same and shall restore the Demised Premises to their original condition. The cost of such removal and restoration shall be deemed to be Additional Rent.

(c) If during the Term of this Lease, Tenant, with or without the consent of Landlord, shall make any improvements or alterations to the Demised Premises, any mechanic’s lien is filed against the Demised Premises or the Property for work or material claimed to have been done for or furnished to Tenant, such mechanic’s lien shall be discharged by Tenant within ten (10) days thereafter or action seeking its dismissal, at Tenant’s sole cost and expense, by payment thereof or by posting such bond or paying such amount as will effect a release of such lien. If Tenant shall fail to discharge or obtain the release of any such mechanic’s lien, Landlord may, at its option, discharge or release the same and treat the cost thereof (including reasonable attorneys’ fees incurred by Landlord) as Additional Rent payable with the monthly installment of Minimum Rent next becoming due; and such discharge or release by Landlord shall not be deemed to waive the default of Tenant in not discharging or releasing the same. Tenant shall indemnify and hold Landlord and the holders of any mortgages or deeds of trust on the Property harmless from and against any and all expenses, liens, claims or damages to person or property, which may arise by reason of Tenant having made any alterations.

(d.) All costs and expenses of designing and constructing improvements and alterations to the Demised Premises as outlined in Exhibit B and described in this section shall be paid as follows:

 (i) Regardless of whether the Space Improvements (i.e., Premises Work) are being constructed by Landlord or by Tenant, Landlord shall provide and pay an allowance (the “Allowance”) of $25 per rentable square foot of the Premises towards (1.) the costs of designing the space plan in Exhibit B and all of the plans and specifications for the Space Improvements, including mechanical and electrical drawings and (2.) the costs of constructing the Space Improvements, including but not limited to all fees, costs and expenses paid under construction contracts and subcontracts, construction managers’ fees, costs and expenses, the cost of materials, supplies, permits and other items and any other out-of-pocket expenditures incurred in any connection with such construction. Such Allowance shall not be paid for any other costs or purposes. Tenant shall pay any and all costs of designing and constructing the Space Improvements, which are in excess of the Allowance.

(ii) If the Space Improvements are to be constructed by Landlord, Tenant shall pay to Landlord the amount by which the total costs to Landlord of designing and constructing the Space Improvements exceeds the Allowance within 15 days after receiving Landlord’s written statement of such costs. Tenant shall, prior to Landlord’s beginning construction of the improvements, provide a bond, letter of credit or other security satisfactory to Landlord or Tenant’s performance of the foregoing obligation in the event the costs of the Space Improvements (including any modifications requested by Tenant) are significant in the estimation of Landlord. Tenant shall provide this required security within 15 days after request by Landlord.

(iii) If the Space Improvements are to be constructed by Tenant, Landlord shall disburse the Allowance in portions (but not more frequently than once per month) to pay for completed work, and directly to the professionals, contractors and other parties performing the work upon presentation for each disbursement of (1.) a requisition substantially in the form of AIA Requisition Forms G702 and G703, including a description of all completed work for which payment is requested, the amount requested with a breakdown by each trade comprising the work, and the percentage of the entire project completed after taking into account all such work, (2.) approval by Landlord’s construction manager or other designated person of the requisition, (3.) conditional lien waivers from all parties for whom such payment is requested releasing all liens which may arise on account of the work performed by such parties to the date of the request for payment, and (4.) unconditional lien waivers covering all work up to and including the immediate preceding payment. Withheld from each disbursement shall be the applicable retainage, not to be less than 10% as provided, which retainage shall be paid and disbursed upon (1.) completion of the Space Improvements as required by the applicable contract(s), (2.) delivery of unconditional lien waivers as described above for all work comprising the improvements, and (3.) issuance of a certificate of occupancy or other applicable approval by the local authorities permitting occupancy of the Demised Premises by Tenant for business.

(iv)  If the Space Improvements are to be constructed by Landlord, Landlord shall use commercially reasonable efforts to complete such improvements on or before the Target Date (i.e., date of completion as agreed to be Tenant and Landlord), but Landlord shall have no liability to the Tenant hereunder if prevented from doing so due to strike or other labor troubles, governmental restrictions, failure or shortage of utility service, national or local emergency, accident, flood, fire or other casualty, adverse weather condition, other act of God, inability to obtain a building permit or a certificate of occupancy, or any other cause beyond Landlord’s reasonable control. In such event, the Commencement Date and Expiration Date shall be postponed for a period equaling the length of such delay, but in no event beyond. However, if any delay in completion of the Space Improvements or in delivering possession of the Premises to Tenant are caused by Tenant, all terms herein shall be effective and binding, on that date reasonably calculated by Landlord or it’s contractor as the date on which Landlord would have substantially completed the Space Improvements if not for such delay.

13. Floor Loading. Landlord shall have the right to prescribe the weight, method of installation and position of safes or other heavy fixtures or equipment. Tenant shall not install in the Demised Premises any fixtures, equipment or machinery that shall place a load upon any floor exceeding the floor load per square foot of area which the floor was designed to carry. Tenant agrees that all damage done to the Property by taking in or removing a safe or any other article of Tenant’s equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant. No freight furniture or other bulky matter of any kind shall be received on the Property or carried in the elevators, except as approved by Landlord, which approval will not be unreasonably withheld or delayed (who shall in no event be responsible for any damage to or charges for moving the same). Tenant agrees promptly to remove from the public area any of Tenant’s property there delivered or deposited. The floor load per square foot area is 100 pounds.

14. Tenant’s Equipment.

(a) Tenant shall not install or operate in the Demised Premises (i) any electrically operated equipment or other machinery, other than, typewriters, personal computers with low electrical consumption, adding machines, copying machines and such other electrically operated office machinery and equipment normally used in general office space; or (ii) any electrically operated equipment or other machinery using more than 120 volts, without first obtaining the prior written consent of Landlord. Such consent by Landlord may be conditioned upon the payment by Tenant of Additional Rent in compensation for such excess consumption of electricity and for the cost of installation and maintenance of additional wiring and/or submeters as may be necessitated by said equipment or machinery. Landlord hereby consents to the installation of a computer room in the Demised Premises provided that the Tenant pays the costs set forth in the preceding sentences and complies with the requirements of the remainder of this Section 14. Tenant shall not install any other equipment of any kind or nature which may necessitate any changes, replacements, additions to, or use of, the water, heating, air conditioning, plumbing or electrical systems of the Property, without first obtaining the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion. Permitted machinery and equipment belonging to Tenant which cause noise or vibrations that may be transmitted to any part of the Property to such a degree as to be objectionable to Landlord or to any tenant of the Property shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibrations.

(b) Maintenance and repair of equipment such as kitchen fixtures, separate air conditioning equipment, or any other type of special equipment or lighting, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith.

15. Notice of Defects. Tenant shall give Landlord prompt notice of any defects or breakage in the structure, equipment or fixtures of the Demised Premises or Property.

16. Liability.

(a) Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Demised Premises. Landlord shall not be liable for any accident or injury to any person(s) or property in or about the Demised Premises or the Property which are caused by the conduct and operation of Tenant’s business or by virtue of equipment or property of Tenant in the Demised Premises.

(b) Landlord shall not be liable for any accident or damage caused by electric light or wires, or any accident or damage which may occur through the operation of elevators, heating, air conditioning, lighting or plumbing apparatus, or any accident or injury occurring in connection with the Property and its services unless caused by Landlord’s negligence. All personal property of Tenant in the Demised Premises or on the Property shall be at the sole risk of Tenant. Landlord shall not be liable for loss or damage to property of Tenant caused by rain, snow, water or steam that may leak into or flow from any part of the Property through any defects in the roof or plumbing or from any other source, including but not limited to acts or omissions of other tenants or occupants of the Building or persons using the Property. It is understood and agreed that Tenant covenants to save Landlord and the holders of any mortgages or deeds of trust on the Property harmless and indemnified from all loss, damage, liability or expense (including, without limitation, court costs and reasonable attorneys’ fees) incurred by reason of Tenant’s neglect in its use of the Demised Premises or the Property or any part thereof including the use of the water, steam, electric or other systems, and from all injury, loss or damage to any person or party upon the Demised Premises.

(c) All injury to the Demised Premises or the Property caused by moving the property of Tenant into or out of the Property, and all breakage done by Tenant, or the agents, servants, employees or visitors of Tenant, shall be promptly repaired by Landlord, at Tenant’s expense. Landlord shall have the right to make such necessary repairs, alterations and replacements (structural, non-structural or otherwise) and any charge or cost so incurred by Landlord shall be paid by Tenant and shall be considered Additional Rent payable with the installment of Minimum Rent next becoming due under this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord may have in said circumstances.

(d)  Tenant shall indemnify Landlord and its agents and employees, and the holders of any mortgages or deeds of trust on the Property, and save them harmless from and against any and all claims, actions, damages, liabilities and expense (including, without limitation, court costs and reasonable attorneys’ fees) in connection with loss of life, personal injury or damage to property arising from or out of any occurrence in, upon or at the Demised Premises, or the occupancy or use by Tenant of the Demised Premises, or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, permitted subtenants, licensees or invitees, or resulting from any default, breach, violation or non-performance of this Lease by Tenant. In the event that Landlord or its agents and employees shall, without fault on their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall defend and hold Landlord and the holders of any mortgages or deeds of trust on the Property harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid in connection with such litigation. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord in connection with the foregoing.

17. Signs. Other than the agreed upon signage on the top of the building, Tenant agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Demised Premises or the Property, except on the directories and adjacent to the doors of the offices, and then only in such size, color and style as Landlord in its discretion shall approve. Landlord shall have the right to prohibit any sign, advertisement or notice on the Property of Tenant which in the Landlord’s opinion tends to impair the reputation of the Property or its desirability as a building for general offices, or for use by financial, insurance or other institutions and businesses of like nature, and, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement and Landlord, in addition to its other remedies for default hereunder, shall have the right to remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord to effect said removal.

18. Ordinances, Regulations, and Rules.

(a)  Tenant shall, at Tenant’s cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon Tenant by the ordinances, laws, or regulations of local, state or federal governments, or by any of their various departments or agencies, whether required of Landlord or otherwise to be done or performed during the Term of this Lease, insofar as they are occasioned by or required for the conduct of business by Tenant or Tenant’s occupancy of the Demised Premises. Tenant shall indemnify, defend and save Landlord and the holders of any mortgages or deeds of trust on the Property harmless from all penalties, claims, demands and judgments resulting from failure or negligence in this respect.

(b) Tenant, its agents, employees, contractors, licensees or invitees, shall abide by and observe the rules and regulations set forth below and such other reasonable rules and regulations as may be promulgated from time to time for the operation and maintenance of the Property and the Parking Facilities, provided a copy thereof is sent to Tenant 30 days prior to its effective date. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents or invitees.

(i) The sidewalks, entries, passages, elevators, public corridors, staircases and other parts of the Property which are not occupied by Tenant shall not be obstructed or used for any purpose other than ingress and egress.

(ii) Tenant shall not install or permit the installation of any awnings, shades or the like other than those approved by Landlord in writing.

(iii) Other than that required by any regulatory agency, no additional locks shall be placed upon any doors of the Demised Premises; and the doors leading to the corridors or main halls shall be kept closed during business hours except for ingress and egress.

(iv) Tenant shall keep all areas visible through glass entry doors neat, clean, attractive and aesthetically in keeping with professional office suites.

(v) Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere on the Property any equipment or machinery which produces music, sound or noise which is audible beyond the Demised Premises.

(vi) Electric and telephone distribution boxes and air conditioning equipment must remain accessible at all times.

(vii) Bicycles, motor scooters or any other types of vehicle shall not be brought into the lobby or elevators or into the Demised Premises.

(viii) Tenant shall not install or authorize the installation of any coin-operated vending machines except within the Demised Premises.

(ix) No animals of any kind shall be brought into or kept about the Building by any tenant.

19. Environmental.

(a) Tenant’s use and occupancy of the Demised Premises shall at all times be in strict compliance with any and all federal, state and local statutes, laws, rules, regulations, orders, ordinances and standards, as they may now or hereafter exist, relating in any way to the protection of the environment, such as, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601, et seq. (“CERCLA”), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et seq. (“RCRA”), the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq., the Clean Water Act, as amended, 33 U.S.C. Sections 1251, et seq., the Clean Air Act, as amended, 42 U.S.C. Sections 7401, et seq., and analogous state statutes, and regulations promulgated thereunder (collectively, “Environmental Laws”).

(b)  In the event of any Release (as hereinafter defined) or threat of a Release or the presence of any Hazardous Substance (as hereinafter defined) affecting the Demised Premises or surrounding areas, Tenant shall immediately notify Landlord in writing thereof, and, to the extent that such Release or presence of any Hazardous Substance shall have been caused by Tenant, or its agents, employees, contractors, licensees or invitees, then Tenant shall immediately take all measures necessary to contain, remove and dispose off the Demised Premises, or surrounding areas, all such materials present or released or contaminated by the Release, and shall remedy and mitigate, at Tenant’s sole cost and expense, all threats to public health or the environment relating to such presence or Release or threat of Release. If Tenant shall fail to take the measures described above or fail to comply with any of the requirements of any Environmental Laws, Landlord may, at its election, but without the obligation to do so, give such notice and/or cause such work to be performed at the Demised Premises or surrounding areas, as applicable, and/or take any and all other actions as Landlord shall deem necessary to restore the Demised Premises or surrounding areas, as applicable, to the original condition existing as of the date of this Lease. Such actions by Landlord do not affect, nor cause to be waived, any of Tenant’s obligations under the Lease, nor cure any default by Tenant.

(c)  Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, liens, suits, actions, debts, damages, costs, losses (including, without limitation, any loss of value of, loss of use of, or loss of income from, the Demised Premises or the Property), liabilities, obligations, judgments and expenses (including, without limitation, court costs and attorneys’ fees), arising from or relating to any of the following occurrences caused by the acts or omissions of Tenant, its agents, employees, contractors, licensees or invitees: (i) a failure to comply with any Environmental Laws, or (ii) a Release, threat of a Release or the presence of any Hazardous Substance affecting the Demised Premises or surrounding areas. Tenant’s obligations under this Lease shall arise whether or not any governmental authority or individual has taken or threatened to take any action in connection with the presence of any Hazardous Substance.

(d)  As used herein, the term “Hazardous Substance” shall mean any material that is or contains “hazardous substances” as defined pursuant to CERCLA or “petroleum” as defined pursuant to RCRA, or other material or substance that requires special handling by Federal, state or local law, or industry practice, without regard to the quantity or location of such material. The term Hazardous Substances shall include building materials and building components including, without limitation, asbestos contained in or comprising building materials or building components. The term “Release” shall have the same meaning as set forth in Section 101(22) of CERCLA.

(e)  Tenant will not engage in operations during the Term or any extension or renewal thereof which involve the generation, manufacturing, refining, transportation, treatment, storage, disposal or handling of any Hazardous Substance, except that office equipment and cleaning solutions that are customarily found in first-class office buildings and which are or contain a Hazardous Substance may be used, generated, handled or stored on the Demised Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Demised Premises as permitted pursuant to the terms of this Lease and is in compliance with applicable laws. Tenant shall not cause or allow a Release of a Hazardous Substance or solid waste in, on or under the Property.

(f)  Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Demised Premises at reasonable times for the purpose of determining Tenant’s compliance with the provisions of this Section of the Lease. Such inspections and assessments may include obtaining samples and performing tests of building materials, soil, surface water, groundwater or other media.

(g) Tenant shall not install, apply, or otherwise use or introduce asbestos or any substance containing asbestos in or about the Demised Premises. In the event that asbestos is located in the Building, Tenant shall comply with any Operations and Maintenance Program adopted by Landlord in connection therewith.

(h) This entire Section 19 shall survive expiration or termination of the Lease.

20. Entry for Repairs and Inspections.

(a)  Tenant shall permit Landlord, or its representatives, to enter the Demised Premises at all reasonable times, without diminution of the Minimum Rent payable by Tenant, to examine, inspect and protect the same, and to make such alterations and/or repairs as Landlord may deem necessary or desirable, or to exhibit the same to prospective tenants, mortgagees or purchasers.

(b) If Tenant refuses or neglects, after a request by Landlord, to repair the Demised Premises as required hereunder to the reasonable satisfaction of Landlord as soon as is reasonably possible, Landlord may, after written notice to Tenant (except in an emergency), make such repairs without liability to Tenant for any loss or damage that may occur to Tenant’s merchandise, fixtures or other property, or to Tenant’s business as a result thereof, and upon completion thereof, Tenant shall pay, as Additional Rent, the cost incurred by Landlord to make such repairs, plus twenty percent (20%) for overhead, upon presentation of a bill therefore.

(c) Landlord shall at all times have an easement and the right to enter in and through the Demised Premises for installation and maintenance of utility connections and facilities reasonably necessary to provide services to other portions of the Property and the common areas; provided, however, that Landlord shall endeavor to exercise such rights in a manner which will not unreasonably interfere with the operation of the Tenant’s business.

(d) Landlord’s entrance upon the Demised Premises pursuant to this paragraph shall not constitute an eviction of Tenant in whole or in part, and the Minimum Rent and Additional Rent due hereunder shall in no way abate while said repairs, alterations, improvements or additions are being made, unless such entrance prevents Tenant from conducting its business in the Demised Premises.

21. Services and Utilities.

(a)  As long as Tenant is not in default under any of the provisions in Section 26 of this Lease, Landlord shall provide the following utilities and services to Tenant:

(i) Central heating and cooling, at such temperatures and in such amounts as set forth on Exhibit B. Monday through Friday, from 8:00 a.m. to 6:00 p.m. and on Saturday from 9:00 a.m. to noon, except on the following holidays: New Year’s Day, Memorial Day, Martin Luther King Day, President’s Day, July 4, Labor Day, Thanksgiving and Christmas, during such seasons of the year when such services are normally and usually furnished in comparable office buildings in the jurisdiction where the Property is located.

(ii) Automatically operated elevator service from 6:00 a.m. to 8:00 p.m., and at least one (1) elevator on call at all other times.

(iii)  Reasonably adequate electricity, supplied by a supplier selected solely by Landlord, seven days a week for normal office purposes to furnish sufficient electrical power to machines of low electrical consumption; provided, however, that Tenant shall bear the costs occasioned by high electrical consumption machines such as special copiers and electronic data processing machines (including the air conditioning costs thereof) and multiple shifts of employees working hours other than those specified in 22 (a)(i) above. Landlord’s obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

(iv)  Restroom facilities and lavatory supplies, including hot and cold running water, provided for the general use of tenants of the Property; and routine maintenance, painting, and electric lighting service for all public areas and special service areas of the Property in the manner and to the extent deemed by Landlord to be standard for comparable office buildings in the jurisdiction where the Property is located.

(b)  Any failure by Landlord to furnish the foregoing services shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from Tenant’s obligations hereunder. If the equipment or machinery should cease to function properly, Landlord shall use reasonable diligence to repair the same.

(c) If Tenant requires air-conditioning, heating or other services routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 21(a)(i) hereof, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for such additional service at such rates therefor as may be established by Landlord, and the amount thereof shall be considered Additional Rent.

(d) Landlord agrees to grant Tenant permission to install security devices in the demised premises to limit ingress and egress as required by any regulatory agency.

22. Insurance.

(a)  Landlord agrees to obtain and maintain in effect at all times during the Term of this Lease fire and extended coverage insurance insuring the Property. Such insurance shall be issued by an insurance company licensed to do business in the State of Maryland.

(b) Tenant, at Tenant’s sole cost and expense, shall obtain and maintain in effect at all times during the Term of this Lease, policies providing for the following coverage:

(i) Tenant shall obtain a policy of insurance covering Tenant’s fixtures and equipment installed and located in the Demised Premises, and in addition thereto, covering all of the furnishings, merchandise and other contents in the Demised Premises, for the full replacement value of said items. Coverage should at least insure against any and all perils included within the classification “Fire and Extended Coverage” under insurance industry practice in the State of Maryland, together with insurance against theft, vandalism, malicious mischief and sprinkler leakage or other sprinkler damage. Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair, replace or pay for the items so insured.

  (ii) Tenant shall obtain a comprehensive policy of general liability insurance, naming Landlord and any mortgagee of the Property as additional insureds, protecting against any liability occasioned by any occurrence on or about any part of the Property, including theft, the Demised Premises or appurtenances thereto, and containing contractual liability coverage, with such policies to be in the minimum amount of Five Million and 00/100 Dollars ($5,000,000.00), combined single limit, written on an occurrence basis. In the event that it becomes customary for a significant number of tenants of commercial office buildings in the area to be required to provide liability insurance policies to their landlords with coverage limits higher than the foregoing limits, then Tenant shall be required on demand of Landlord to obtain insurance policies the limits of which are not less than the then customary limits.

  (iii) Tenant shall obtain worker’s compensation or similar insurance affording statutory coverage and containing statutory limits as required under the local worker’s compensation or similar statutes.

(c) All insurance policies herein to be procured by Tenant shall (i) be issued by good and solvent insurance companies licensed to do business in the State of Maryland and having a rating by the Best Company of A:XII or better; (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iii) insure and name Landlord and any mortgagee of the property as additional insureds as their respective interests may appear; and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord or Landlord’s agents and employees. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverage, shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease. At the request of Landlord, with respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date and before any such insurance policy shall expire, Tenant shall deliver to Landlord a certificate of insurance for each such policy or renewal thereof, as the case may be, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, and if Tenant includes the Demised Premises in such blanket coverage, Tenant shall deliver to Landlord, as aforesaid a certificate evidencing such insurance coverage on the Demised Premises. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days prior written notice thereof: (i) such insurance policy shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not, for any reason whatsoever, fail to renew such insurance policy, and (iii) no material changes may be made in such insurance policy. The term “insurance policy” as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail promptly to furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord together with an administrative fee of fifteen percent (15%) of such premium shall be immediately payable by Tenant to Landlord as Additional Rent.

(d) Tenant shall not do or permit to be done any act or thing upon the Demised Premises that will invalidate or be in conflict with fire insurance policies covering the Property or any part thereof, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Section; and Tenant shall promptly comply with all rules, orders, regulations or requirements of the Insurance Underwriters Code, as amended from time to time, having jurisdiction, or any similar body, in the case of such fire insurance policies, and shall not do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the Property or on any property located therein, or increase the rate or rates of any other insurance referred to hereinabove applicable to the Property or any portion thereof. If by reason of failure of Tenant to comply with the provisions of this Section, the fire insurance rate, or the rate(s) of any other insurance coverage referred to above, shall at any time be higher than it otherwise would be, and if Landlord, at such time is obligated to, or has elected to, obtain and maintain in effect any such insurance coverage, then Tenant shall reimburse Landlord on demand as Additional Rent for that part of the premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord shall have paid on account of an increase in the rate(s) in its own policies of insurance. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rate(s) for the Demised Premises issued by the Insurance Underwriters Code, as amended from time to time, having jurisdiction, or similar body establishing fire insurance rates for the Demised Premises or Property, in the case of the aforesaid fire insurance policies, and the respective body or bureau establishing rates in the case of all of the other aforesaid insurance policies, shall be conclusive evidence of the facts therein stated.

23. Damage by Fire or Other Casualty. Tenant shall give prompt notice to Landlord of any fire or other damage to the Demised Premises or the Building of which Tenant becomes aware. If (i) twenty percent (20%) or more of the Demised Premises or the Building shall be damaged by fire or other casualty, or (ii) any damage to the Demised Premises or Building cannot reasonably be repaired within ninety (90) days after the damage occurred, or (iii) any mortgagee of the Demised Premises shall require that the insurance proceeds under the policies referred to in Section 22 hereof be used to pay down the mortgage, or (iv) the Demised Premises or Building shall be damaged as a result of a risk which is not covered by Landlord’s insurance, or (v) less than one (1) year remains before the expiration of the Term, then Landlord or Tenant may terminate this Lease by notice given within thirty (30) days after the date of such damage. In addition, Landlord shall notify Tenant, in writing, within thirty (30) days after the date the damage occurred, if Landlord has reasonably determined that it will take more than ninety (90) days from the date the damage occurred to rebuild the Demised Premises, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered not more than thirty (30) days after Landlord delivers said notice to Tenant. If the Demised Premises are damaged by fire or other casualty and this Lease is not terminated pursuant to this Section 23, then all insurance proceeds under the policies referred to in Section 22 hereof that are recovered on account of any such damage shall be made available to pay for the cost of repairing such damage, and, as soon as practicable after such damage occurs, Landlord shall repair or rebuild the Demised Premises to a condition substantially similar to their condition immediately prior to such occurrence . However, in no event shall Landlord be obligated to repair or replace Tenant’s trade fixtures, equipment or personalty. In the event of any repair or rebuilding pursuant to this Section 23, then an equitable portion of the Rent shall be abated during the existence of such damage, based upon the portion of the Demised Premises which is rendered untenantable and the duration thereof. Except as expressly set forth in this Section 23, Landlord shall not be liable or obligated to Tenant if the Demised Premises are damaged by fire or other casualty. Tenant hereby waives any and all rights, other than those expressly set forth herein, that Tenant may have pursuant to any presently existing or hereafter enacted law, to terminate this Lease by reason of damage to the Demised Premises by fire or other casualty; provided, however, Tenant can terminate this Lease Agreement as the result of the damage substantially impairing the ingress and egress to the Demised Premises.

24. Condemnation.

(a)  If the whole, or substantially the whole, of the Property or the Demised Premises is taken or condemned by eminent domain or by any conveyance in lieu thereof (“condemnation”), then the obligations of the Landlord and Tenant hereunder shall terminate on the earlier to occur of: (i) the date the condemning authority takes possession, or (ii) the date title vests in the condemning authority, or (iii) the date the condemning authority obtains an order of Court of Condemnation.

(b) If any portion of the Property shall be taken by condemnation (whether or not such condemnation includes any portion of the Demised Premises), and as a result thereof, Landlord in its discretion, determines that the Property cannot be restored in an economically feasible manner for a use substantially similar to its use immediately prior to such condemnation, than Landlord shall have the right, without liability to Tenant, upon written notice to Tenant, to terminate this Lease, with such notice to be given promptly after the Landlord has so determined.

(c) If a portion, but less than substantially the whole, of the Demised Premises shall be taken by condemnation, then the obligation of Landlord and Tenant hereunder shall terminate as of the date of such condemnation as to the portion of the Demised Premises so taken, and unless (i) Landlord elects to terminate this Lease pursuant to Section 24(b) hereof, or (ii) the Demised Premises shall no longer be reasonably suitable for the operation of Tenant’s business therein (in which case this Lease shall terminate with respect to the entirety of the Demised Premises), whereupon this Lease shall remain in full force and effect with respect to the remainder of the Demised Premises.

(d) If the obligations of Landlord and Tenant are terminated as provided above, the Rent payable hereunder shall be adjusted as of the date of such termination. Any such termination, however, shall not serve to release Landlord or Tenant from any obligations contained herein, which expressly, or by their nature are deemed to, survive such termination of this Lease.

(e) All compensation awarded or paid upon condemnation of any portion of the Property, including the Demised Premises, shall belong to Landlord without participation by Tenant. Nothing contained herein shall be construed, however, to prevent Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, any trade fixtures, furniture and personal property, to the extent such items belong to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

25. Assignment Under Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed and be subject to all of the obligations, conditions and provisions under this Lease as of the date of such assignment. Notwithstanding the foregoing, to the extent allowed by law, this Lease shall not be assignable by voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall this Lease, or any rights or privileges hereunder, be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

26. Defaults and Remedies.

(a)  The following events shall be a “Default” of Tenant under this Lease:

(i) Failure of Tenant to make any payment of Minimum Rent or Additional Rent when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof by Landlord to Tenant; provided, however, that Tenant shall not be entitled to notice and an opportunity to cure upon the second (2nd) such default in any lease year or upon the fifth (5th) such default during the Term of this Lease;

(ii) Failure of Tenant to perform or comply with any provision of this Lease to be performed or complied with by Tenant (other than failure to pay Minimum Rent or Additional Rent pursuant to paragraph 26(a)(i) above), where such failure shall continue for a period of fifteen (15) days after receipt of written notice setting forth with particularity the nature of the breach and required code thereof by Landlord to Tenant;

(iii) If any execution, levy, attachment or other process of law shall occur upon Tenant’s goods, fixtures or interests in the Demised Premises which is not cured or removed by Tenant within 15 days thereof;

(iv) If Tenant fails to take possession of the Demised Premises within a reasonable period after the Lease Commencement Date, or if Tenant substantially vacates or abandons the Demised Premises prior to the normal expiration of the Term;

(v) The involvement of Tenant, or any guarantor of Tenant’s obligation hereunder, in financial difficulties as evidence by (A) its admitting in writing its inability to pay its debts generally as they become due, or (B) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or hereafter existing), or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to or acquiescing in the relief provided for under the Bankruptcy Act, or (C) its making an assignment of all or a substantial part of its property for the benefit of its creditors or (D) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the Demised Premises, or (E) its being adjudicated a bankrupt or insolvent, or (F) the filing of a bankruptcy petition against Tenant or the entry of a court order without its consent, which order shall not be vacated, set aside or stayed within sixty (60) days from the date of filing or entry, or appointing a receiver or trustee for all or a substantial part of its property, or approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to the Bankruptcy Act, or for any other judicial modification or alteration of the rights of creditors.

(b) The provisions of this paragraph shall apply notwithstanding the payment by Tenant of the security deposit and/or the continued willingness and ability of Tenant to pay Rent or otherwise perform hereunder. The receipt by Landlord of payments of Rent accruing subsequent to the time of Tenant’s default under this paragraph, shall not be deemed a waiver by Landlord of Landlord’s rights hereunder.

(c) Upon the occurrence of a Default, Landlord shall have the right, at its election, then or at any time thereafter either:

(i) To give Tenant written notice of Landlord’s intention to terminate this Lease as of the date specified in said notice, and on such date Tenant’s right to possession of the Demised Premises shall cease and this Lease shall be terminated; or

  (ii) Without demand or notice, to re-enter and take possession of all or any part of the Demised Premises and expel Tenant and those claiming through Tenant, and remove the property of Tenant and any other person, either by summary proceedings or by action at law or in equity or otherwise, without being deemed guilty of trespass and without prejudice to any remedies for nonpayment or late payment of Rent or breach of covenant. If Landlord elects to re-enter under this provision, Landlord may, with or without terminating this Lease, re-let all or any part of the Demised Premises (as agent for Tenant if Landlord elects not to terminate this Lease) upon such terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Demised Premises. No such re-entry or taking of possession of the Demised Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord or unless the termination be decreed by a court of competent jurisdiction at the instance of Landlord.

(d) If Landlord terminates this Lease pursuant to the preceding paragraph, Tenant shall remain liable (in addition to all accrued liabilities) for (i) Minimum Rent and Additional Rent until the date this Lease would have expired had such termination not occurred, and any and all expenses (including attorney’s fees, disbursements and brokerage fees) incurred by Landlord in re-entering and repossessing the Demised Premises in making good any Default of Tenant, in painting, altering, repairing or dividing the Demised Premises, in protecting and preserving the Demised Premises by use of watchmen and caretakers, and in re-letting the Demised Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant; less (ii) the net proceeds of any re-letting prior to the date this Lease would have expired if it had not been terminated. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above for each month during the Term, at the end of each such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorney’s fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant’s liability shall survive the institution of summary proceedings and the issuance of any writ of restitution thereunder.

(e) If Landlord terminates this Lease pursuant to this Section 27, Landlord shall have the right at any time, at Landlord’s option, to require Tenant to pay to Landlord the following amount, as liquidated and agreed final damages (which the parties hereto agree shall not be deemed a penalty) in lieu of Tenant’s liability for Rent hereunder, which amount shall be due and payable upon delivering written notice thereof to Tenant: the sum of (i) all past-due Rent through the date on which this Lease was terminated by Landlord, plus (ii) the amount of Leasing Costs (hereinafter defined) incurred by Landlord, plus (iii) the lesser of (a) the amount of Minimum Rent due for the remainder of the Term, or (b) the amount of Minimum Rent due for the two (2) year period immediately following the date on which this Lease was terminated by Landlord. Landlord and Tenant acknowledge that they have agreed to the foregoing amount as liquidated damages because of the difficulty of ascertaining in advance the amount of damages Landlord is likely to incur as a result of Tenant’s Default and Landlord’s subsequent termination of this Lease. For purposes hereof, the term “Leasing Costs” shall refer to the sum of (i) all real estate brokerage commissions incurred by Landlord in connection with the Lease, (ii) all costs and expenses incurred by Landlord in connection with the construction and/or installation of any leasehold improvements, (iii) any rental abatements, (iv) any allowances granted to Tenant, and (v) any other costs and expenses incurred by Landlord in connection with the Lease. In addition to any other damages for which Tenant shall be liable hereunder, Tenant shall be liable for all attorneys’ fees and court costs incurred by Landlord as a result of Tenant’s Default.

(f) Tenant, on its own behalf and on behalf of all persons claiming through Tenant, including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (i) to the service of any notice of intention to re-enter which may otherwise be required to be given, (ii) to redeem the Demised Premises, (iii) to re-enter or repossess the Demised Premises, or (iv) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, or otherwise, whether such dispossession, re-entry, expiration or termination be by operation of law or pursuant to the provisions of this Lease. In the event Landlord commences any proceeding for non-payment of Rent, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding. This shall not, however, be construed as a waiver of Tenant’s right to assert such claim in any separate action(s) brought by Tenant.

(g) In the event of any breach by Tenant, or any person or persons claiming through Tenant, of any of the provisions contained in this Lease, Landlord shall be entitled to enjoin such breach and shall have the right to invoke any right or remedy allowed at equity as if the remedies under this Lease were not specified herein.

(h) Landlord shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for Rent and a lien on all Tenant’s personal property as security for all Rent due under this Lease, and Tenant agrees not to remove such property from the Demised Premises without Landlord’s consent.

(i) If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then after ten (10) days notice from Landlord, Landlord may, but shall not be required to, make such payment or do such act, and, if made or done by Landlord, the cost thereof (with interest thereon) shall be paid by Tenant to Landlord and shall constitute Additional Rent due and payable with the next monthly installment of Minimum Rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(j) All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord now or hereafter at law or in equity, or under this Lease.

27. Waiver of Jury Trial. Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against each other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s use and occupancy of the Demised Premises.

28. Subordination.

(a)  This Lease and all rights of Tenant hereunder are subject and subordinate to all current and future underlying leases, deeds of trust, mortgages or other security instruments covering any portion of the Property or any interest of Landlord therein, as the same may be amended from time to time. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) days after the Landlord’s request, Landlord is hereby empowered to do so in Tenant’s name and on Tenant’s behalf; Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments, such appointment being coupled with an interest and therefore irrevocable.

(b)  Notwithstanding the generality of the foregoing provisions of Section 28(a), any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after any transfer of Landlord’s interest in the Property, Tenant shall, upon request of such transferee (“Successor Landlord”), automatically attorn to and become the Tenant (or if the Demised Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be bound by any subsequent modifications to this Lease without the consent of the Successor Landlord or by any payment made by Tenant of Rent for more than one (1) month in advance. This agreement of Tenant to attorn to a Successor Landlord shall survive any foreclosure sale, trustee’s sale, conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination, execute, acknowledge, and deliver to the Successor Landlord any written instruments evidencing such attornment as such Successor Landlord may reasonably require.

29. Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in the form attached hereto as Exhibit D, or in such other form as Landlord may reasonably request, certifying: (i) that this Lease is unmodified (or if modified, stating the modifications) and in full force and effect (or if not in full force and effect, the reasons therefor), (ii) the dates to which the Minimum Rent, Additional Rent and other charges hereunder have been paid by Tenant, (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, and (iv) the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by an owner of the Property, any prospective purchaser of the Property, any mortgagee or prospective mortgagee of the Property, any prospective assignee of any such mortgagee, or any lessor or prospective lessor of the land which is a part of the Property. Tenant’s failure to execute and deliver such statement within the time specified shall be deemed the equivalent of the delivery of a statement to the effect that Landlord is in full compliance with the terms of the Lease.

30. No Recourse to Landlord. The obligations of Landlord under this Lease do not constitute personal obligation of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall look solely to the Property, and to no other assets of Landlord or the holders of any mortgages or deeds of trust on the Property, for satisfaction of any liability in respect of this Lease, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or the holders of any mortgages or deeds of trust on the Property or any of their personal assets for such satisfaction.

31. Holding Over. If Tenant shall, with the knowledge and consent of Landlord, continue to remain in the Demised Premises after the expiration of the Term of this Lease and any extensions thereof, then Tenant shall be deemed a month-to-month tenant at a monthly rental equal to twice the monthly installment of Rent which was due immediately prior to the expiration of the Term, the first (1st) installment of which shall be due and payable on the first day following the end of the Term and on the first (1st) day of each month thereafter until the termination of such month-to-month tenancy. Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to quit the Demised Premises, and Tenant shall be entitled to thirty (30) days written notice to quit the Demised Premises, except in the event of non-payment of Rent or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing, in the event that Tenant shall hold over after the expiration of the Term, and if Landlord shall desire to regain possession of the Demised Premises promptly at the expiration of the Term, then at any time prior to Landlord’s acceptance of Rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force.

32. Submission of Lease. The submission of this Lease for examination by Tenant does not constitute a reservation of, or option for, the Demised Premises, and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant.

33. Covenant of Landlord. Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall pay the Minimum Rent and Additional Rent and shall perform all of Tenant’s obligation under this Lease, Tenant shall, during the Term hereof, have the right to peaceably and quietly occupy and enjoy the Demised Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject, however, to the mortgages and deeds of trust described in Section 28 and except as otherwise provided herein. The term “Landlord” as used herein shall mean solely the owner of Landlord’s interest in the Property, whoever that may be at the relevant time, so that in the event of any sale or transfer of Landlord’s interest in the Property, any prior landlord shall be freed and relieved of all covenants and obligations of Landlord hereunder.

34. Force Majeure. If Landlord fails to provide any service or to perform any obligation on its part to be performed hereunder as the result of any (i) strikes, lockouts, or labor disputes; (ii) inability to obtain labor, materials, fuel, electricity, services or reasonable substitutes therefore; (iii) acts of God, civil commotion, fire or other casualty; (iv) governmental action of any kind; or (v) other conditions similar to those enumerated above and beyond Landlord’s reasonable control, then, such failure shall be excused and shall not be deemed a breach hereunder, provided immediately commences it’s obligation upon the cessation of the conditions.

35. Delay in Possession. If Landlord shall be unable to give possession of the Demised Premises on the date on which Landlord and Tenant expected the Term to commence by reason of the fact that the Property or the Demised Premises are being constructed and have not been sufficiently completed to make the Demised Premises ready for occupancy, or by reason of the fact that a certificate of occupancy has not been procured, or if Landlord is unable to give possession by reason of the holding over or retention of possession of a previous tenant or occupant, or its repairs, improvements or decoration of the Demised Premises, or of the Property are not completed, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, and except as otherwise provided herein, the rent reserved and covenanted to be paid herein shall not commence until the possession of Demised Premises is given or the Demised Premises are available for occupancy by Tenant and no such failure to give possession of the date of commencement shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed in any way to extend the Term of this Lease. If permission is given to Tenant to enter into the possession of the Demised Premises prior to the date specified as the commencement of the Term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all of the terms, conditions, covenants and provisions of this Lease.

36. Financial Statements. Tenant shall, provide Landlord annually with a current financial statement. Such statements shall be prepared in accordance with generally accepted accounting principles consistently applied, and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If it is not the normal practice of Tenant to prepare audited statements, then the unaudited statements shall be certified to by the Tenant’s chief financial officer.

37. Attorney’s Fees. If either party hereto initiates legal action to resolve a dispute under the terms of this Lease, then the substantially prevailing party shall be entitled to reimbursement from the other party of the prevailing party’s reasonable attorneys’ fees and court costs.

38. Brokers. Landlord and Tenant each represent and warrant that except as hereinafter set forth neither of them has employed any broker in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from and out of any breach of the foregoing representation and warranty.

39.  Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if sent via hand delivery, next-day express delivery, or certified or registered mail (return receipt requested, first class, postpaid prepaid), (i) if to Landlord at:

Hale Properties, LLC
3301 Boston Street
Baltimore, Maryland 21224
Attention: David H. Berman

and (ii) if to Tenant at:
First Mariner Bank
3301 Boston Street
Baltimore, MD 21224
Attention: Joseph Cicero
prior to the Lease Commencement Date and at the Demised Premises after the Lease Commencement Date, unless notice of a change of address is given pursuant to the provisions of this Section. Notice shall be deemed given on the day the same is dispatched for hand delivery, or one (1) day after the same is sent via next-day express delivery, or three (3) days after the same is sent via certified or registered mail.

40. Miscellaneous.

(a)  This Lease and the exhibits attached hereto contain and embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between Landlord and Landlord’s agents and Tenant not contained in this Lease and exhibits shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

(b) The terms, covenants and conditions hereof shall be binding upon and inure to the permitted successors in interest and assigns of the parties hereto. Landlord may freely and fully assign its interest hereunder.

(c) If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(d) Tenant shall not record this Lease without the written consent of Landlord, which may be given or denied in Landlord’s sole discretion. If Landlord consents to such recordation, the cost thereof shall be paid by Tenant.

(e) The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or the scope of the intent of, this Lease, nor in any way affect this Lease.

(f) Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

(g) Feminine or neuter pronouns shall be substituted for those of the masculine form, the plural shall be substituted for singular number and vice versa in any place or places herein in which the context may require such substitute or substitutions.

(h) This Lease is to be construed under the laws of the jurisdiction in which the property is located.

41. No Waiver. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the same. Any installment of Rent paid by Tenant shall be first applied against any past-due installments of Rent, beginning with the earliest installment then due. No endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy at law or in equity, or as provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Demised Premises or termination of this Lease.

42. Authority of Landlord and Tenant. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant in accordance with a partnership agreement, bylaws or a duly adopted resolution of the Board of Directors, and that this Lease is binding upon Landlord and Tenant in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first hereinabove written.

WITNESS/ATTEST:	LANDLORD:

Hale Properties, LLC

_______________________________	By: /s/ Edwin F. Hale, Sr.

WITNESS:	TENANT:

First Mariner Bank

________________________________	By: /s/ Joseph A. Cicero